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                                                                 Exhibit 2.4


              AMENDMENT TO RECEIVABLES PURCHASE AGREEMENT


          AMENDMENT dated as of November 15, 1994 (this "Amendment") of a Receivables Purchase Agreement dated as of August 11, 1992, as amended (as amended, the "Receivables Purchase Agreement") between CONE MILLS CORPORATION (the "Seller") and DELAWARE FUNDING CORPORATION (the "Buyer"). Terms defined in the Receivables Purchase Agreement and not otherwise defined herein have the same meaning when used herein.


                                WITNESSETH:


          WHEREAS, the Seller and the Buyer are parties to the Receivables Purchase Agreement; and

          WHEREAS, the Seller and the Buyer desire to amend certain provisions of the Receivables Purchase Agreement;

          NOW, THEREFORE, the parties hereto, in consideration of their mutual covenants hereinafter set forth and intending to be legally bound hereby, agree as follows:


          ARTICLE I.     Amendment to the Receivables Purchase Agreement.

          Subject to the satisfaction of the conditions precedent specified in Article IV hereof, the Receivables Purchase Agreement and the exhibits thereto shall be amended as follows:

          (a) Section 6.02(h) of the Receivables Purchase Agreement is amended in its entirety to read "(h) Intentionally left blank."

          (b) Section 6.02(i) of the Receivables Purchase Agreement is amended in its entirety to read as follows:

          (i) Adjusted Debt to Capital Ratio. Permit, as of the last day of any fiscal quarter, the ratio of Adjusted Total Consolidated Debt as of such date to Adjusted Total Consolidated Capitalization as of such date to exceed 61%.

          For the purpose of this Section 6.02(i):

          "Adjusted Total Consolidated Debt" shall mean, as of any date, the sum for the Seller and its Consolidated Subsidiaries
      (determined on a consolidated basis without duplication in accordance with GAAP) of (a) all liabilities which should be classified as Debt in accordance with GAAP

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      (including without limitation all short-term Debt and the current portion of all long-term Debt) as of such date plus (b) the Net Investment as of such date plus (c) eight times the aggregate rental expense (other than with respect to capital leases) for the period of four consecutive fiscal quarters of the Seller ended on or most recently prior to such date.

          "Adjusted Total Consolidated Capitalization" shall mean, as of any date, the sum for the Seller and its Consolidated
      Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP) of (a) all liabilities which should be classified as Debt in accordance with GAAP (including without limitationall short-term Debt and the current portion of all long-term Debt) as of such date plus (b) the Net Investment as of such date plus (c) the aggregate amount of long term deferred tax liabilities as of such date plus (d) stockholder's equity as of such date plus (e) the aggregate amount deducted in determining such stockholders' equity with respect to minority interests in Subsidiaries that are not Consolidated Subsidiaries all of the shares of capital stock or other ownership interests of which (except director's qualifying shares) are at the time directly or indirectly owned by the Seller plus (f) eight times the aggregate rental expense (other than with respect to capital leases) for the period of four consecutive fiscal quarters of the Seller ended on or most recently prior to such date.

          (c) Section 6.02(j) of the Receivables Purchase Agreement is amended in its entirety to read as follows:

          (j) (i) Interest Coverage Test. Permit, as of the last day of any fiscal quarter, the ratio of EBIT for the period of four consecutive fiscal quarters then ended, to Consolidated Interest Expense for the period of four consecutive fiscal quarters then ended to be less than 2.3:1.

          For the purpose of this Section 6.02(j)(i):

          "EBIT" shall mean, for any period, the sum for the Seller and its Consolidated Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP) of (a) net income for such period plus (b) the aggregate amount deducted in determining net income in respect of Consolidated Interest Expense and income taxes for such period.

          "Consolidated Interest Expense" shall mean, for any period, for the Seller and its Consolidated Subsidiaries

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      (determined on a consolidated basis without duplication in accordance with GAAP), the interest expense for such period.

          (ii) Debt Ratio. Permit, as of the last day of any fiscal quarter, the percentage of Adjusted Cash Flow for the period of four consecutive fiscal quarters then ended, to Total Consolidated Debt as of such date to be less than 26%.

          For the purpose of this Section 6.02(j)(ii):

          "Adjusted Cash Flow" shall mean, for any period, the sum for the Seller and its Consolidated Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP) of (a) net income for such period determined before giving effect to any net gain or loss with respect to discontinued operations during such period, plus (b) the aggregate amount deducted in determining the amount determined pursuant to clause
      (a) for such period in respect of (1) depreciation and amortization and (2) any increase (or minus the aggregate amount added in respect of any decrease) in deferred tax liabilities.

          "Total Consolidated Debt" shall mean, as of any date, the sum for the Seller and its Consolidat ed Subsidiari es (determine d on a consolidat ed basis without duplicatio n in accordance with
      GAAP) of (a) all liabilitie s which should be classified as Debt in accordance with GAAP (including without limitation all short-term Debt and the current portion of all long- term Debt) as of such date plus (b) the Net Investment as of such date.


          ARTICLE II.    Representations.

          The Seller hereby represents and warrants that, after giving effect to this Amendment:

          (a) the representations and warranties set forth in Section 5.01 of the Receivables Purchase Agreement are true on the date hereof as if made on and as of the date hereof except as such representations and warranties specifically relate to an earlier date and as if each reference to the "Receivables Purchase Agreement" in said Section 5.01 was deemed to be a reference to the Receivables Purchase Agreement as amended by this Amendment; and

          (b) there shall exist no Termination Event or Potential Termination Event under the Receivables Purchase Agreement.

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          ARTICLE III.   Status of the Receivables Purchase Agreement.

          Except as otherwise expressly provided herein, all terms and conditions of the Receivables Purchase Agreement are ratified and shall remain unchanged and continue in full force and effect. Each reference in the Receivables Purchase Agreement to such Agreement or any exhibit thereto shall mean and be a reference to the Receivables Purchase Agreement and the exhibits thereto as amended hereby.


          ARTICLE IV.    Conditions Precedent.

          The amendments to the Receivables Purchase Agreement set forth in
Article I hereof shall become effective upon:

               (i) the execution and delivery of this Amendment by each of the parties hereto;

               (ii) the delivery by the Seller to the Buyer of certification that all necessary corporate action has been taken by the Seller to approve this Amendment and the sale of Receivables by the Seller under the Agreement as amended hereby (including without limitation, a certificate setting forth the resolutions of the Seller adopted in respect of the transaction contemplated hereby); and

               (iii) the Buyer shall have received a favorable written opinion of Neil Koonce, General Counsel of the Seller, dated the date hereof and covering the matters set forth in paragraphs 1,2,3,4 and 5 of the opinion of Schell Bray Aycock Abel & Livingston delivered pursuant to Section 3.02(j) of the Receivables Purchase Agreement.

          ARTICLE V.     Governing Law.

          This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

          ARTICLE VI.    Counterparts.

          This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Amendment by signing such counterpart.

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          IN WITNESS WHEREOF, each of the parties hereto have caused a counterpart of this Amendment to be duly executed as of the date first above written.

                                   DELAWARE FUNDING CORPORATION

                                   by:  J.P. Morgan Delaware,
                                          as attorney-in-fact
                                          for Delaware Funding
                                          Corporation


                                   by:____________________________
                                      Authorized Signatory

                                      ____________________________
                                      Title



                                   CONE MILLS CORPORATION


                                   by:____________________________
                                      Authorized Signatory

                                      ____________________________

                                      Title